UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2024

COMSTOCK INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35200	65-0955118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Explanatory Note

Comstock Inc. (the “Company”) filed a Current Report on Form 8-K on March 27, 2024 (the “Original Report”), in which the Company announced entering into an equity purchase agreement with ClearThink Capital Partners LLC. This Amendment No. 1 to the Original Report (this “Amendment”) is being filed solely to correct an inadvertent error in the defined purchase price disclosed in Item 8.01 of the Original Report, which has been corrected to define purchase price as ninety percent (90%) of the volume weighted average sales price of the Common Stock on the day of each respective Put Date. This Amendment hereby amends the Original Report by amending and restating Item 8.01 and, except as set forth herein, no other amendments to the Original Report are made by this Amendment.

Item 8.01 Other Events.

On March 25, 2024, Comstock Inc. (the “Company”) entered into an equity purchase agreement (the “Purchase Agreement”) with ClearThink Capital Partners LLC (“ClearThink”) for the offering from time to time of the Company's common shares with a maximum offering size, in the aggregate, of up to $5,000,000 to ClearThink.

Sales of common stock, if any, under the Purchase Agreement are made ninety percent (90%) of the volume weighted average sales price of the Common Stock on the day of each respective Put Date that ClearThink receives a capital call from the Company. In consideration of ClearThink's agreement to enter the Purchase Agreement, the Company agreed to deliver 250,000 additional shares of common stock to ClearThink, for no additional consideration.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK INC.

Date: March 29, 2024	By:	/s/ Corrado De Gasperis
Corrado De Gasperis Executive Chairman and Chief Executive Officer